EXHIBIT 99



         Contact: Susan B. Railey           FOR IMMEDIATE RELEASE
                  (301) 468-3120
                  Sharon Bramell
                  (301) 468-3161



                AIM 84 Hires Ernst & Young as Independent Auditor
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     ROCKVILLE, MD, June 5, 2002- - (AMEX/AIA) CRIIMI, Inc., the General Partner
of American Insured Mortgage Investors (AIM 84), today announced that it has hired Ernst & Young LLP to audit the Partnership's financial statements for the year ending December 31, 2002.

     "We are pleased to announce our engagement of Ernst & Young as AIM 84's auditors for the year 2002. We anticipate a smooth transition of duties to Ernst & Young, effective immediately," said Chief Financial Officer, Cynthia O. Azzara.

     The General Partner also announced that Alan M. Jacobs, a retired partner of Ernst & Young, resigned last week from the Board of Directors of CRIIMI MAE Inc., the sole shareholder of the General Partner, in order to allow the General Partner to hire Ernst & Young as AIM 84's auditors.

     For further information on AIM 84, see the Partnership's Web site: http://www.americaninsuredmortgage.com
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